UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2013

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01  Other Events.

On December 19, 2013, pursuant to the Underwriting Agreement dated December 10, 2013 by and between TravelCenters of America LLC, or we, us or our, and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein (collectively, the “Underwriters”), the Underwriters exercised in full their option to purchase up to an additional 975,000 of our common shares (the “Option Shares”) as part of our previously announced underwritten public offering.  The closing of the sale of the Option Shares occurred on December 23, 2013.  After deducting underwriting discounts and commissions, we received proceeds of approximately $8.5 million, before expenses, from the sale of the Option Shares.

A copy of the press release issued on December 23, 2013 announcing the exercise of the Underwriters’ option is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1                            Underwriting Agreement dated December 10, 2013, among TravelCenters of America LLC and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (Incorporated by reference to our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 16, 2013)

99.1     Press release dated December 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 23, 2013

EXHIBIT INDEX

Exhibit	Description

1.1

Underwriting Agreement dated December 10, 2013, among TravelCenters of America LLC and Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 16, 2013)

99.1	Press release dated December 23, 2013